Exhibit 10.1

AMENDMENT NO. 1 TO CREDIT AGREEMENT

This AMENDMENT NO. 1 TO CREDIT AGREEMENT (this “Amendment”) dated as of May 5, 2020, is made among NV5 GLOBAL, INC., a Delaware corporation (the “Borrower”), the Lenders party hereto, BANK OF AMERICA, N.A., in its capacity as administrative agent for the Lenders (as defined in the Credit Agreement described below) (in such capacity, the “Administrative Agent”), and the undersigned Guarantors. Each capitalized term used and not otherwise defined in this Amendment has the definition specified in the Credit Agreement described below.

RECITALS:

A.The Borrower, the Administrative Agent and the Lenders have entered into that certain Amended and Restated Credit Agreement dated as of December 20, 2019 (the “Existing Credit Agreement”; and the Existing Credit Agreement as amended by this Amendment, the “Credit Agreement”), pursuant to which the Lenders have made available to the Borrower a Revolving Facility and a Term Facility.

B.The Borrower has requested that the Existing Credit Agreement be amended as set forth herein.

C.The Administrative Agent and the Lenders are willing to amend the Existing Credit Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and further valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1.    Amendments to Existing Credit Agreement. Subject to and in accordance with the terms and conditions set forth herein and in reliance upon the representations and warranties set forth herein, the parties hereto hereby agree that the Existing Credit Agreement is hereby amended as follows:
(a)The definition of “Applicable Rate” in Section 1.01 is amended and restated in its entirety to read as follows:

“Applicable Rate” means, for any day, the rate per annum set forth below opposite the applicable Level then in effect (based on the Consolidated Leverage Ratio):

Level	Consolidated Leverage Ratio	Eurodollar Rate & Letter of Credit Fee	Base Rate	Commitment Fee
I	Less than 2.25 to 1.00	1.50%	0.50%	0.250%
II	Less than 2.75 to 1.00 but greater than or equal to 2.25 to 1.00	1.75%	0.75%	0.250%
III	Less than 3.25 to 1.00 but greater than or equal to 2.75 to 1.00	2.00%	1.00%	0.375%
IV	Less than 3.75 to 1.00 but greater than or equal to 3.25 to 1.00	2.25%	1.25%	0.375%
V	Less than 4.25 to 1.00 but greater than or equal to 3.75 to 1.00	2.75%	1.75%	0.375%
VI	Greater than or equal to 4.25 to 1.00	3.00%	2.00%	0.375%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Lenders, Pricing Level VI shall apply, in each case as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and in each case shall remain in effect until the first Business Day following the date on which such Compliance Certificate is delivered.
Notwithstanding anything to the contrary contained in this definition, (a) the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b) and (b) the Applicable Rate from the First Amendment Effective Date until the first Business Day immediately following the date a Compliance Certificate is delivered with respect to the September 30, 2020 Measurement Date shall be fixed at Level VI irrespective of the actual Consolidated Leverage Ratio. Any adjustment in the Applicable Rate shall be applicable to all Credit Extensions then existing or subsequently made or issued.
(b)The definition of “Base Rate” in Section 1.01 is amended and restated in its entirety to read as follows:

“Base Rate” means for any day a fluctuating rate of interest per annum equal to the highest of (a) the Federal Funds Rate plus 0.50%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) the Eurodollar Rate plus 1.00%, subject to the interest rate floors set forth therein; provided that if the Base Rate shall be less than 0.75%, such rate shall be deemed to be 0.75% for purposes of this Agreement. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. If the Base Rate is being used as an alternate rate of interest pursuant to Section 3.03 hereof, then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above.
(c)The definition of “Eurodollar Rate” in Section 1.01 is amended and restated in its entirety to read as follows:

“Eurodollar Rate” means:
(a)for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the London Interbank Offered Rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for U.S. Dollars for a period equal in length to such Interest Period) (“LIBOR”) as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) (in such case, the “LIBOR Rate”) at or about 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; and

(b)    for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the LIBOR Rate, at or about 11:00 a.m., London time, two (2) Business Days prior to such date for Dollar deposits with a term of one (1) month commencing that day;
provided that if the Eurodollar Rate shall be less than 0.75%, such rate shall be deemed to be 0.75% for purposes of this Agreement.
(d)Section 1.01 is amended to add the following new definition in appropriate alphabetical order to read as follows:
“First Amendment Effective Date” means the effective date of Amendment No. 1 to Amended and Restated Credit Agreement, being May 5, 2020.
(e)Section 3.03(e) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

(e)    Notwithstanding anything else herein, any definition of LIBOR Successor Rate shall provide that in no event shall such LIBOR Successor Rate be less than 0.75% for purposes of this Agreement.
(f)Section 6.16 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

Maintain its primary depositary and operation accounts with the Administrative Agent (a) with respect to the Borrower and each Loan Party existing at the time of effectiveness of this Agreement, by the date that is 220 days following the Closing Date, (b) with respect to the Geospatial Target and any Subsidiary acquired as part of the Geospatial Acquisition, by the date that is 270 days following the Closing Date and (c) with respect to any Subsidiary directly or indirectly acquired by the Borrower following the Closing Date, by the date that is 130 days after the acquisition date of such Subsidiary.
(g)Section 7.11(a) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

(a)	Maximum Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio at any time during any period set forth below to be greater than the ratio set forth below opposite such period:

Measurement Period Ending	Maximum Consolidated Leverage Ratio
Closing Date through June 27, 2020	4.50 to 1.00
June 28, 2020 through October 3, 2020	5.00 to 1.00
October 4, 2020 through January 2, 2021	5.25 to 1.00
January 3, 2021 through April 3, 2021	4.75 to 1.00
April 4, 2021through July 3, 2021	4.00 to 1.00
July 4, 2021 and thereafter	3.50 to 1.00

(h)Section 11.18 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows

This Agreement and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Agreement (each a “Communication”), including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each of the Loan Parties agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on each of the Loan Parties to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of each of the Loan Parties enforceable against such in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Administrative Agent and each of the Secured Parties of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each of the Secured Parties may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of the such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, the

Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent has agreed to accept such Electronic Signature, the Administrative Agent and each of the Secured Parties shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Loan Party without further verification and (b) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by such manually executed counterpart. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.
(i)Exhibit C to the Credit Agreement is amended and restated in its entirety in the form of Exhibit C hereto, to reflect the amendments contained in clause (g) above.

Section 2.    Effectiveness; Conditions Precedent. This Amendment shall become effective as of the first date when each of the following conditions shall have been satisfied:

(a)the Administrative Agent shall have received counterparts of this Amendment, duly executed by the Borrower, each Guarantor, the Administrative Agent and the Required Lenders, which counterparts may be delivered by facsimile or other electronic means, followed, in the case of the Borrower and each Guarantors, with originals as soon as reasonably practicable;

(b)the Administrative Agent shall have received, (i) for the benefit of each Lender providing a signature page hereto, an amendment fee in the amount of 0.05% of such Lender’s Total Credit Exposure;

(c)the Administrative Agent shall have received reimbursement from the Borrower for its costs incurred in connection with this Amendment and all reasonable fees and expenses of counsel to the Administrative Agent, to the extent billed, shall have been paid; and

(d)    the Administrative Agent shall have received such other documents, instruments, opinions, certifications, undertakings, further assurances and other matters as the Administrative Agent shall reasonably request on or prior to the date hereof.

Section 4.     Representations and Warranties. In order to induce the Administrative Agent and the Lenders to enter into this Amendment, the Borrower and each Guarantor represents and warrants to the Administrative Agent and the Lenders as follows:
(a)The representations and warranties made by it in Article V of the Credit Agreement after giving effect to this Amendment, and by each Loan Party in each of the Loan Documents to which such Loan Party is a party, or in any document furnished at any time under or in connection therewith, are true and correct in all material respects (except for such representations and warranties as have a materiality or Material Adverse Effect qualification, which are true and correct in all respects) on and as of the date hereof, except that the representations and warranties contained in Sections 5.05(a) and (b) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b) of the Credit Agreement, respectively;

(b)Since the date of the most recent financial reports of the Borrower and its Subsidiaries delivered pursuant to Section 6.01(a) of the Credit Agreement, no act, event, condition or circumstance has occurred or arisen which, singly or in the aggregate with one or more other acts, events, occurrences or conditions (whenever occurring or arising), has had or could reasonably be expected to have a Material Adverse Effect;

(c)This Amendment has been duly authorized, executed and delivered by the Borrower and each Guarantor and constitutes a legal, valid and binding obligation of the Borrower and each Guarantor, except as may be limited by general principles of equity or by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally; and

(d)As of the date hereof and after giving effect to this Amendment, no Default or Event of Default has occurred that is continuing.

Section 5.    Entire Agreement. This Amendment, together with all the Loan Documents (collectively, the “Relevant Documents”), sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relating to such subject matter. No promise, condition, representation or warranty, express or implied, not set forth in the Relevant Documents shall bind any party hereto, and no such party has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to the other in relation to the subject matter hereof or thereof. None of the terms or conditions of this Amendment may be changed, modified, waived or canceled orally or otherwise, except in writing and in accordance with Section 11.01 of the Credit Agreement.
Section 6.    Full Force and Effect of Agreement. Except as hereby specifically amended, modified or supplemented, the Credit Agreement and all other Loan Documents are hereby confirmed and ratified in all respects and shall be and remain in full force and effect according to their respective terms. Each of the Borrower and each Guarantor hereby (a) consents to, acknowledges and agrees to this Amendment and the amendments provided for herein and (b) hereby confirms and ratifies in all respects the Loan Documents to which such Person is a party (including, without limitation, the continuation of such Person’s payment and performance obligations thereunder, in each case upon and after the effectiveness of this Amendment and the amendments contemplated hereby) and the enforceability of each such Loan Document against such Person in accordance with its terms.
Section 7.    Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of this Amendment.
Section 8.    Governing Law; Jurisdiction, Etc. This Amendment shall in all respects be governed by, and construed in accordance with, the laws of the State of New York, and shall be further subject to the provisions of Sections 11.14 and 11.15 of the Credit Agreement.
Section 9.    Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the Borrower, each Guarantor, the Administrative Agent and each Lender, and their respective successors and assignees to the extent such assignees are permitted assignees as provided in Section 11.06 of the Credit Agreement.
Section 10.    Severability. If any provision of this Amendment is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Amendment shall nonetheless remain legal, valid and enforceable on the parties hereto and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provision with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provision. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be made, executed and delivered by their duly authorized officers as of the day and year first above written.

BORROWER:	NV5 GLOBAL, INC., a Delaware corporation By: /s/ Richard Tong Name: Richard Tong Title: Executive Vice President and General Counsel

GUARANTORS:	NV5 HOLDINGS, INC., a Delaware corporation By: /s/ Richard Tong Name: Richard Tong Title: EVP and General Counsel
NV5, INC., a California corporation By: /s/ Richard Tong Name: Richard Tong Title: EVP and Co-Secretary
NV5 WEST, INC., a Delaware corporation By: /s/ Richard Tong Name: Richard Tong Title: EVP and Assistant Secretary
NV5, INC., a Delaware corporation By: /s/ Richard Tong Name: Richard Tong Title: EVP and Co-Secretary
NV5 NORTHEAST, INC., a Delaware corporation By: /s/ Richard Tong Name: Richard Tong Title: EVP and Assistant Secretary
NV5, LLC, a North Carolina limited liability company By: /s/ Richard Tong Name: Richard Tong Title: President

NV5 Global, Inc.
Amendment No. 1 to Amended and Restated Credit Agreement
Signature Page

GUARANTORS (CONTINUED):	NV5 CONSULTANTS, INC., a Massachusetts corporation By: /s/ Richard Tong Name: Richard Tong Title: Executive Vice President
NV5, INC., a New Jersey corporation By: /s/ Richard Tong Name: Richard Tong Title: EVP and Co-Secretary
SEBESTA, INC., a Minnesota corporation By: /s/ Richard Tong Name: Richard Tong Title: EVP and Co-Secretary
DADE MOELLER AND ASSOCIATES, INC., a North Carolina corporation By: /s/ Richard Tong Name: Richard Tong Title: EVP and Co-Secretary
J.B.A. CONSULTING ENGINEERS, INC., a Nevada corporation By: /s/ Richard Tong Name: Richard Tong Title: EVP and Co-Secretary
HANNA ENGINEERING, INC., a California corporation By: /s/ Richard Tong Name: Richard Tong Title: EVP and Co-Secretary

NV5 Global, Inc.
Amendment No. 1 to Amended and Restated Credit Agreement
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GUARANTORS (CONTINUED):	Bock & Clark Corporation, a Delaware corporation By: /s/ Richard Tong Name: Richard Tong Title: EVP and Co-Secretary
Bock & Clark ACQUISITION Corporation, a Delaware corporation By: /s/ Richard Tong Name: Richard Tong Title: EVP and Co-Secretary
Bock & Clark Environmental, LLC, an Ohio limited liability company By: /s/ Richard Tong Name: Richard Tong Title: EVP and Co-Secretary
CIVILSOURCE, INC., a California corporation By: /s/ Richard Tong Name: Richard Tong Title: EVP and Co-Secretary
HOLDREGE & KULL, CONSULTING ENGINEERS AND GEOLOGISTS, a California corporation By: /s/ Richard Tong Name: Richard Tong Title: EVP and Co-Secretary
RICHARD D. KIMBALL CO., a Massachusetts corporation By: /s/ Richard Tong Name: Richard Tong Title: EVP and Secretary

NV5 Global, Inc.
Amendment No. 1 to Amended and Restated Credit Agreement
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GUARANTORS (CONTINUED):	CHI ENGINEERING SERVICES INCORPORATED, a New Hampshire corporation By: /s/ Richard Tong Name: Richard Tong Title: EVP and Secretary
NV5 ENGINEERS AND CONSULTANTS, INC., a North Carolina corporation By: /s/ Richard Tong Name: Richard Tong Title: EVP and Secretary
geospatial holdings, inc., a Delaware corporation B By: /s/ Richard Tong Name: Richard Tong Title: EVP and Co-Secretary
AERO-METRIC HOLDINGS CORP., an Indiana corporation By: /s/ Richard Tong Name: Richard Tong Title: EVP and Co-Secretary
QUANTUM SPATIAL, INC., a Wisconsin corporation By: /s/ Richard Tong Name: Richard Tong Title: EVP and Co-Secretary
THE SEXTANT GROUP, INC., a Pennsylvania corporation By: /s/ Richard Tong Name: Richard Tong Title: EVP and Co-Secretary

NV5 Global, Inc.
Amendment No. 1 to Amended and Restated Credit Agreement
Signature Page

GUARANTORS (CONTINUED):	ALTA ENVIRONMENTAL, L.P., a California limited partnership By: /s/ Richard Tong Name: Richard Tong Title: EVP and Secretary
GEODESIGN, INC., a Oregon corporation By: /s/ Richard Tong Name: Richard Tong Title: EVP and Co-Secretary
WHPACIFIC, INC., a Alaska corporation By: /s/ Richard Tong Name: Richard Tong Title: EVP and Co-Secretary

NV5 Global, Inc.
Amendment No. 1 to Amended and Restated Credit Agreement
Signature Page

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A., as Administrative Agent By: /s/ Joan Mok Name: Joan Mok Title: Vice President
LENDERS:	BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swingline Lender By: /s/ Julia Rocawich Name: Julia Rocawich Title: Senior Vice President
PNC BANK, NATIONAL ASSOCIATION, as a Lender By: /s/ James Cullen Name: James Cullen Title: Senior Vice President
WELLS FARGO BANK, N.A., as a Lender By: /s/ Nicholas DiPierro Name: Nicholas DiPierro Title: Vice President

SYNOVUS BANK, as a Lender By: /s/ Michael Sawicki Name: Michael Sawicki Title: Director
TD BANK, N.A., as a Lender By: /s/ Craig Welch Name: Craig Welch Title: Senior Vice President
WOODFOREST NATIONAL BANK, as a Lender B By: /s/ NSC Maguana Jean Name: NSC Maguana Jean Title: Senior Vice President / RM

NV5 Global, Inc.
Amendment No. 1 to Amended and Restated Credit Agreement
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FIRST HORIZON BANK, as a Lender By: /s/ Dilian Schulz Name: Dilian Schulz Title: Senior Vice President

BANCO DE SABADELL, S.A., as a Lender By: /s/ Ignacio Alcaraz Name: Ignacio Alcaraz Title: Head of Structured Finance Americas

NV5 Global, Inc.
Amendment No. 1 to Amended and Restated Credit Agreement
Signature Page